Exhibit 10.5

AMENDMENT TO

AIRLINE OPERATING AGREEMENT AND TERMINAL BUILDING LEASE

MINNEAPOLIS-ST. PAUL INTERNATIONAL AIRPORT

This Amendment, effective the 29th day of March, 2002, is between the Metropolitan Airports Commission (“MAC”), a public corporation under the laws of the State of Minnesota, and Northwest Airlines, Inc. (“Northwest Airlines” or “AIRLINE”), a corporation organized and existing under the laws of Minnesota and authorized to do business in the State of Minnesota.

WHEREAS, MAC and Northwest Airlines entered into an Airline Operating Agreement and Terminal Building Lease (“Lease”) effective January 1,1999; and

WHEREAS, the parties wish to amend that Lease to incorporate certain terms of an agreement reached and approved by MAC on June 18, 2001.

NOW THEREFORE, in consideration of the foregoing, the parties agree to amend the Lease as follows:

1.        TERM

“Article ll-TERM” is hereby replaced with the following language:

II.             TERM

The term of this Agreement shall begin as of the effective date of this Agreement and end December 31, 2015 (hereinafter referred to as the “Term”), and the rents, fees, and charges established in this Agreement shall apply to said Term.

2.        GATES

a.      Article IV. H. 2. and Article IV. H. 2. a. regarding SHORT TERM GATES are hereby amended by striking the clauses “presently not leasing a gate directly form MAC or not currently providing air service to the Airport.”

b.        Article XIII-SUPPLEMENTAL AGREEMENTS” is hereby amended by adding the following language:

F.    CONCOURSES A, B, C & D

1.              CONCOURSES A, B & C

MAC agrees to lease all gates currently under construction on Concourse C as of June 18, 2001 (“Phase 2 Gates”) to Northwest Airlines. MAC agrees to lease all gates on Concourses A and B to Northwest Airlines. Northwest Airlines is obligated to accommodate other Airlines’ regional propeller aircraft operations on Concourses

A and B on a per-turn basis at a reasonable charge not to exceed 115% of the rates and charges being paid by Northwest Airlines. Such charges shall not require payment for equipment or facilities (e.g. jet bridges) not used by the Airline being accommodated. Such obligation shall not apply if two gates in the aggregate on Concourses A and B are fully utilized to accommodate regional Airline propeller aircraft activity. If Northwest Airlines fails in this obligation, MAC shall have the right to cancel Northwest Airlines’ lease for up to two (2) gates (B14 and/or B16).

2.              CONCOURSE D - CONTINGENCY GATES

In exchange for the lease rights set forth in XIII.F.1 above, as soon as Northwest Airlines has received beneficial occupancy of the Phase 2 Gates. Gates D3, D4 and D5, and associated operations space, will be designated as “Contingency Gates.” MAC may cancel Northwest Airlines’ lease of a Contingency Gate on 90 days advance written notice and lease that space to a new entrant Airline, provided that MAC must use its best efforts to convince that Airline to use existing available facilities including the Humphrey Terminal or other Short Term Gates at the Lindbergh Terminal, before canceling a Contingency Gate lease.

3.      CONTINGENCY FUND

“Article VII-CAPITAL EXPENDITURES” is hereby amended by adding the following language:

E.    CONTINGENCY FUND

AIRLINE agrees that MAC may establish a Contingency Fund in its capital improvement program of $50 million per year (in 2001 dollars) for miscellaneous Capital Projects as determined by MAC. Notwithstanding any other provision of this Agreement, the Contingency Fund may include at MAC’s discretion projects to be included in the Airfield Cost Center, and this Agreement shall be deemed to be AIRLINE’S approval (if required) of any such Capital Project which is paid for in its entirety from the Contingency Fund without any requirement for Majority-In-Interest review. This Contingency Fund will begin on January 1, 2010 and expire on December 31, 2015

4.     ADDITIONAL TERMS

A.            MAC agrees to offer this Lease Amendment to any Airline agreeing to these amended terms.

B.                Northwest Airlines and MAC agree to cooperatively establish a joint industry/citizen group to explore programs and procedures working toward the goal of mitigation the impacts caused by aircraft noise.

Except as herein amended, all terms, covenants and agreements in the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have signed and executed this Amendment in duplicate on the dates listed below.

Date:	3-29-02	METROPOLITAN AIRPORTS COMMISSION

		By:	/s/ Jeffrey Hamiel
Jeffrey Hamiel
Executive Director

Date:	3-29-02	Northwest Airlines, Inc.

		By:	/s/ James M. Greenwald

STATE OF MINNESOTA		)
) ss.
COUNTY OF	DAKOTA	)

This instrument was acknowledged before me on the 29th day of Mar, 2002, by Jeffrey Hamiel, Executive Director of the Metropolitan Airports Commission.

Eunice Burnham
Notary public

STATE OF MINNESOTA		)
) ss.
COUNTY OF	DAKOTA	)

This instrument was acknowledged before me on the 29th day of Mar, 2002, by                               on behalf of AIRLINE.

Eunice Burnham
Notary public